THE HIGH YIELD INCOME FUND, INC.
	Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


October 30, 2006





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	The High Yield Income Fund, Inc. (the "Fund")
File No.:  811-05296


Ladies and Gentlemen:

Please find enclosed the following items: (1) the Annual Report on Form N-SAR for the Fund for the fiscal year ended August 31, 2006 and (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


Very truly yours,

							/s/Deborah A. Docs
Deborah A. Docs
Chief Legal Officer and Secretary


Enclosures



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 30th day of October 2006.



THE HIGH YIELD INCOME FUND, INC.





By:  	/s/Deborah A. Docs	______	 	 	Witness: /s/Glenda D. Noel

Deborah A. Docs			  		  	 Glenda D. Noel
Chief Legal Officer and Secretary






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